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                                    EXHIBIT 7
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
Legal Title of Bank: Bank One Trust Company, N.A.   Call Date: 12/31/01    State #:  391581   FFIEC041
Address:             100 Broad Street               Vendor ID:  D          Cert #:  21377      Page RC-1
City, State  Zip:    Columbus, OH 43271             Transit #:  04400003
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet
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
                                                                                           Dollar Amounts in thousands
                                                                                           RCON        BIL MIL THOU        C300
                                                                                           ----        ------------    -----------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):               RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)...................            0081             285,199          1.a
    b. Interest-bearing balances(2)............................................            0071                   0          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............            1754                   0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773                 336          2.b
3.  Federal funds sold and securities purchased under agreements to resell.....            1350           1,466,628          3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                           RCON
                                                                                           ----
    a. Loans and leases held for sale..........................................            5369                   0          4.a
    b. Loans and leases, net of unearned income................................            B528             195,551          4.b
    c. LESS: Allowance for loan and lease losses...............................            3123                 292          4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)....................................................            B529             195,259          4.d
5.  Trading assets (from Schedule RC-D)........................................            3545                   0          5.
6.  Premises and fixed assets (including capitalized leases)...................            2145              13,065          6.
7.  Other real estate owned (from Schedule RC-M)...............................            2150                   0          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130                   0          8.
9.  Customers' liability to this bank on acceptances outstanding                           2155                   0          9.
10. Intangible assets..........................................................
    a.  Goodwill...............................................................            3163                   0         10.a
    b.  Other intangible assets (from Schedule RC-M)...........................            0426               9,224         10.b
11. Other assets (from Schedule RC-F)..........................................            2160             250,027         11.
12. Total assets (sum of items 1 through 11)...................................            2170           2,219,738         12.
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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date:  12/31/01    State #:  391581   FFIEC 041
Address:              100 East Broad Street         Vendor ID:  D           Cert #"  21377     Page RC-2
City, State  Zip:     Columbus, OH 43271            Transit #:  04400003
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Schedule RC-Continued
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
                                                                                                 Dollar Amounts in
                                                                                                   Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----
       from Schedule RC-E)......................................................            2200    1,957,028          13.a
       (1) Noninterest-bearing(1)...............................................            6631    1,378,041          13.a1
       (2) Interest-bearing.....................................................            6636      587,987          13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase..         RCFD 2800          0          14.
15.      Trading Liabilities(from Schedule RC-D)................................         RCFD 3548          0          15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)..................            3190            0          16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................            2920            0          18.
19. Subordinated notes and debentures (2).......................................            3200            0          19.
20. Other liabilities (from Schedule RC-G)......................................            2930       72,264          20.
21. Total liabilities (sum of items 13 through 20)..............................            2948    2,029,292          21.
22. Minority interest in consolidated subsidiaries..............................            3000            0          22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................            3838            0          23.
24. Common stock................................................................            3230          800          24.
25. Surplus (exclude all surplus related to preferred stock)....................            3839       45,157          25.
26. a. Retained earnings........................................................            3632      144,485          26.a
    b. Accumulated other comprehensive income (3)...............................            B530            4          26.b
27. Other equity capital components (4).........................................            A130            0          27.
28. Total equity capital (sum of items 23 through 27)...........................            3210      190,446          28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28).......................................            3300    2,219,738          29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed for                                      Number
     the bank by independent external auditors as of any date during 2000.................RCFD 6724                  M.1.
1 =  Independent audit of the bank conducted in accordance          4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company         5 =   Review  of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =   No external audit work
     accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3)  Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.